UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26497 Rancho Parkway South
Lake Forest, CA 92630
(Address of principal executive offices) (zip code)

(855) 266-4663
(Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Sports Asylum, Inc.

On December 31, 2012, we entered into a Securities Purchase Agreement by and among us, on the one hand, and Sports Asylum, Inc., a Nevada corporation, and its shareholders, Sabas Carrillo, an individual, and James Pakulis, an individual and one of our officers and directors, on the other hand.  Pursuant to the agreement, upon the closing of the transaction, we purchased 100% of the issued and outstanding equity interests of Sports Asylum in exchange for (a) the cancellation of a previous Secured Promissory Note issued to Sports Asylum, entered into on or about August 22, 2012 and with an outstanding principal balance of Two Hundred Eighty Five Thousand Dollars ($285,000) and (b) Two Hundred Fifteen Thousand Dollars ($215,000) represented by promissory notes in the original principal amount of One Hundred Sixty One Thousand Two Hundred Fifty Dollars ($161,250) to Pakulis and Fifty Three Thousand Seven Hundred Fifty ($53,750) to Carrillo.  The closing of the purchase took place on December 31, 2012.

On July 11, 2013, we entered into a First Amendment to Promissory Note with each of Pakulis and Carrillo to extend the date that we will begin making payments thereunder from June 30, 2013 to September 30, 2013, and extending the maturity date of the notes by a corresponding three (3) months.  On October 25, 2013, Carrillo converted the $53,750 outstanding balance of his note, plus $11,125 in accounts receivable for services rendered, into 395,805 shares of our common stock.

On March 24, 2014, we received a signed copy of a Second Amendment to Promissory Note with Pakulis, effective as of December 31, 2014, to extend the date of the first payment of $37,500 from September 30, 2013 to January 1, 2015, followed by 23 equal monthly installments of $5,434.94 beginning on February 1, 2015.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

On March 28, 2014, we entered into a Note and Stock Purchase Agreement with an investor whereby we issued a 20% Convertible Promissory Note in the face amount of $100,000, and 300,000 shares of our common stock, restricted in accordance with Rule 144, in exchange for $100,000.  The Note is convertible into our common stock at the election of the holder at $0.08 per share, is collateralized by 1,250,000 shares of common stock which will be issued and held in escrow, and, if not paid in full in six (6) months, is additionally collateralized by up to $15,000 in monthly payments which we receive from the sale of WeedMaps Media, Inc.

On March 28, 2014, we entered into a Note Purchase Agreement with an investor whereby we issued a 20% Convertible Promissory Note in the face amount of $100,000, in exchange for $100,000.  The Note is convertible into our common stock at the election of the holder at $0.08 per share, is collateralized by 1,250,000 shares of common stock which will be issued and held in escrow, and, if not paid in full in six (6) months, is additionally collateralized by up to $15,000 in monthly payments which we receive from the sale of WeedMaps Media, Inc.

The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors were accredited and familiar with our operations, and there was no solicitation in connection with the offering.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Promissory Note with James Pakulis dated March 19, 2014 and effective December 31, 2013

10.2	Form of Note and Stock Purchase Agreement dated March 26, 2014

10.3	Form of Note Purchase Agreement dated March 26, 2014

10.4	Form of Convertible Secured Promissory Note dated March 26, 2014

10.5	Form of Pledge and Security Agreement dated March 26, 2014

10.6	Form of Escrow Agreement dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: April 1, 2014		/s/ James Pakulis
	By:	James Pakulis
	Its:	President and Chief Executive Officer